Calculation of Filing Fee Tables
S-3
American Homes 4 Rent
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Class A common shares of beneficial interest, par value $0.01 per share	415(a)(6)	55,565,472		$ 1,479,727,436.98			S-3	333-272547	06/09/2023	$ 191,908.21
			Total Offering Amounts:				$ 1,479,727,436.98		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-296743) filed by the registrant on June 12, 2026. Pursuant to Rule 415(a)(6) under the Securities Act, this prospectus supplement includes 55,565,472 unsold Class A common shares of beneficial interest, par value $0.01 per share ("common shares") previously registered. On June 9, 2023, the registrant filed a prospectus supplement (the "2023 Prospectus Supplement") to the prospectus included in its Registration Statement on Form S-3 (Registration Statement No. 333-272547) registering a total of 57,847,189 common shares. The common shares registered by the 2023 Prospectus Supplement included: (1) 13,795 newly registered common shares, (2) 54,765,472 common shares that remained unsold under a prospectus supplement (the "2020 Prospectus Supplement") to the prospectus included in the registrant's Registration Statement on Form S-3 (Registration Statement No. 333-239227) that were carried forward to the 2023 Prospectus Supplement pursuant to Rule 415(a)(6) under the Securities Act and (3) 3,067,922 common shares that remained unsold under a prospectus supplement (the "2019 Prospectus Supplement") to the prospectus included in its Registration Statement on Form S-3 (Registration Statement No. 333-219720) that were carried forward to the 2023 Prospectus Supplement pursuant to Rule 415(a)(6) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, 55,565,472 common shares offered hereby are unsold common shares previously registered by the 2023 Prospectus Supplement, for which filings fees of $191,908.21 were previously paid and will continue to be applied to such unsold securities.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date